Exhibit 99.1

Pacific Energy Development Announces Conversion of Additional $32.7 Million of Debt into Equity
  Company Now Debt-Free

Houston, Texas, March 4, 2019 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company”) announced today that it has converted all of its remaining $32.7 million in debt into common stock of the Company at a price of $2.13 per share, and is now debt-free. Substantially all of the Company’s debt was held by SK Energy LLC, an investment firm owned by Dr. Simon Kukes, the Company’s Chief Executive Officer.

John J. Scelfo, Chairman of the Company’s Board of Directors, commented, “We are pleased that SK Energy has decided to convert the remainder of its debt years earlier than its maturity date at a conversion price in excess of the current market price, which not only saves the Company millions of dollars in interest, but delivers the Company a debt-free balance sheet. With over $10 million in free cash and a strong balance sheet, we are well-positioned to continue our development plans and pursue additional accretive acquisitions in the Permian Basin to the benefit of our shareholders.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. Pacific Energy Development is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com